EXHIBIT G
                  CENTRAL AND SOUTH WEST CORPORATION
                            CAPITALIZATION
                       As of December 31, 1998
                             (UNAUDITED)

                                                              (millions)

Common stock                                                   $ 1,793
Preferred stock                                                    176
Retained Earnings                                                1,831
                                                               ---------
  Total equity                                                   3,800    39.25%
                                                               ---------

Subsidiary obligated, mandatorily redeemable,
      Trust preferred securities                                   335     3.46%
                                                               ---------

Long-term debt                                                   3,785
Long-term debt and preferred stock due within twelve months        169
Short-term debt                                                    811
Short-term debt - CSW Credit, Inc.                                 749
Loan Notes                                                          32
                                                               ---------
    Total debt                                                   5,546    57.29%

          Total capitalization                                 $ 9,681
                                                               =========